[PARKER CHAPIN FLATTAU & KLIMPL, LLP]
                                  [LETTERHEAD]


                                               October 30, 1996



ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, NJ  07601

                      Re:        ObjectSoft Corporation

Gentlemen:

           We have acted as counsel to ObjectSoft Corporation (the "Company") in connection with its filing of a registration statement on Form SB-2 (File No. 333-10519, the "Registration Statement") covering (i) 1,437,500 Units, including 187,500 Units subject to an over-allotment option, each Unit consisting of (A) one share of Common Stock, $.0001 par value (the "Common Stock") and (B) one redeemable Class A Warrant (the "Class A Warrants"), with each Class A Warrant entitling the holder to purchase one share of Common Stock; (ii) an option (the "Unit Purchase Option") to the representative of the underwriters described in the Registration Statement to purchase 125,000 additional Units; (iii) 375,000 Units issuable upon the exercise of certain bridge warrants (the "Bridge Warrants"); (iv) 37,500 Units issuable upon the exercise of a placement agent's warrant (the "Placement Agent Warrant"); (v) 182,004 shares of Common Stock issuable upon the exercise of warrants issued by the Company in July 1996 (the "July Warrants"); (vi) 45,500 shares of Common Stock issuable upon the exercise of certain placement warrants issued by the Company in July 1996 (the "July Placement Warrant") and the July 1996 Warrants issuable upon the exercise of the July Placement Warrant; (vii) 106,250 shares of Common Stock issuable upon the exercise of warrants issued by the Company in 1992 and 1993 to certain investors (the "Investor Warrants"); (viii) 43,333 shares of Common Stock issuable upon the exercise of certain officer warrants (the "Officer Warrants"), and (ix) 352,001


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ObjectSoft Corporation
October 30, 1996
Page 2

shares  of  Common  Stock  held  by  certain   stockholders   (the  "Outstanding
Stockholder Shares"), all as more particularly described in the Registration Statement.

           In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

           Melvin Weinberg, a partner of Parker Chapin Flattau & Klimpl, LLP, may be deemed the beneficial owner of 350,000 shares of Common Stock as a result of being a Trustee of each of The David E.Y. Sarna Family Trust and The George
J. Febish Family Trust.

           With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

           On the basis of the foregoing, we are of the opinion that:

                      (i) the shares of Common Stock included in the Units covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable;

                      (ii) the Class A Warrants included in the Units covered by the Registration Statement, and the Class A Warrants issuable upon exercise of the Unit Purchase Option, the Bridge Warrants and the Placement Agent Warrant, will, when sold as contemplated by the Registration Statement, constitute legal, valid and binding obligations of the Company;

                      (iii) the shares of Common Stock issuable upon exercise of the foregoing Class A Warrants, the Unit Purchase Option, the Bridge Warrants, the Placement Agent Warrant, the July 1996 Warrant, the July Placement Warrant, the Investor Warrants and the Officer Warrants, respectively, will, upon issuance and payment in accordance with the terms of the Class A Warrants, Unit Purchase Option, Bridge Warrants, Placement Agent's Warrant,


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ObjectSoft Corporation
October 30, 1996
Page 3




           July 1996 Warrants, July Placement Warrant, Investor Warrants and Officer Warrants, respectively, be legally issued, fully paid and non-assessable, and

                      (iv) the Outstanding Stockholder Shares of Common Stock covered by the Registration Statement have been validly authorized and legally issued, and are fully paid and non-assessable. .

           We hereby consent to the filing of this option as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                        Very truly yours,

                                        /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP